SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        October 20, 2003

UBIQUITEL INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA		19428
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including area code: (610) 832-3311

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On October 20, 2003, UbiquiTel Inc. (“UbiquiTel”) announced that it consummated on October 15, 2003 a sale and leaseback transaction for the sale to GoldenState Towers, LLC, of substantially all of the wireless communications tower sites that UbiquiTel had agreed to sell in June, located in the central valley of California, for approximately $10.95 million in cash and the lease-back of space on those sites, as described in the press release attached as Exhibit 99.1 hereto and incorporated herein by reference thereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

c)                                      Exhibits.          The following Exhibits are filed with this document.

Exhibit Number	Description

99.1	Press Release dated October 20, 2003.

99.2	Press Release dated October 23, 2003.

Item 12.  Results of Operations and Financial Condition.

On October 23, 2003, UbiquiTel announced its subscriber results for the quarter ended September 30, 2003 in the press release attached as Exhibit 99.2 hereto and incorporated herein by reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.

Date: October 24, 2003	By:	/s/ James J. Volk
James J. Volk
Chief Financial Officer